SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549-1004

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               OCTOBER 19, 2010
               Date of Report (Date of Earliest Event Reported)

                         NATIONAL ASSET RECOVERY CORP.
            (Exact name of registrant as specified in its charter)

NEVADA			333-150135			04-3526451
(State or other 	(Commission File Number)	(I.R.S. Employer
jurisdiction						Identification No.)
of incorporation)

                          9000 Burma Road, Suite 103
                         Palm Beach Gardens, FL 33403
             (Address of principal executive offices and Zip Code)

                                (561) 932-1422
             (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                   ________________________________________

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Item 1.01 Entry into a Material Definitive Agreement

On October 19, 2010, National Asset Recovery Corp., a Nevada corporation (the "Company"), entered into an Asset Purchase Agreement (the "Agreement") with Advanced Recovery Florida, a sole proprietorship, and Michael James Blackburn, the owner of Advanced Recovery Florida (the "Owner").

Pursuant to the Agreement, the Company purchased 100% of the assets and certain liabilities of Advanced Recovery Florida in consideration of an aggregate of 625,000 full paid and nonassessable shares of Common Stock of the Company (the "Shares"), which represent approximately 0.7% of the issued and outstanding shares of Common Stock of the Company.

The Company's Shares shall be deemed to constitute $250,000.   The number of
shares is based at $0.40 per share, totaling 625,000 shares. All of the shares are deemed to be "restricted" as that term is defined in the Securities Act of 1933, as amended. If the closing price of the Company's Common Stock is such that the value of the Shares is less than $120,000 on the date which is six months after the issuance date (or next trading day in the event such date is a weekend day or holiday), the Company shall purchase an aggregate of 300,000
shares of the Shares for $120,000.   Also, if the closing price of the
Company's shares of Common Stock on the date which is eight months after issuance (or next trading day in the event such date is a weekend day or holiday) is less than $0.40 per share, the Company shall issue additional shares of Common Stock to render the market value of the unsold Shares to be equal to $0.40 per share, up to an aggregate of $250,000. If NARC files for bankruptcy protection within the first 8 months then the Owner will receive all equipment returned and the leased buildings must be vacated immediately.

The Owner shall hold a lien(s) on the equipment that is to be transferred to the Company pursuant to the Agreement. The Owner shall perfect the lien(s) with the State of Florida. Once all terms of the above paragraph are met, the Owner shall issue a release of all liens on the equipment that is to be transferred to the Company.

The closing of the transaction shall take place at 10:00 a.m. Eastern Time on the day all of the closing conditions set forth in the Agreement have been satisfied or waived, or at such other time and date as the parties shall agree in writing, at the offices of executive offices of the Company, or at another mutually agreed upon time and place.

One of the conditions to closing is that the Company shall have entered into a three-year employment agreement with the Owner pursuant to which the Owner shall serve as the Manager of the Company and shall receive a salary of $80,000 per year.

The Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated October 19, 2010, by and among National
Asset Recovery Corp., a Nevada corporation, Advanced Recovery Florida, a sole proprietorship, and Michael James Blackburn, the owner of Advanced Recovery Florida

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

				NATIONAL ASSET RECOVERY CORP.


Date: October 25, 2010		By: /s/ William G. Forhan
				Name:	William G. Forhan
				Title:	Chief Executive Officer
				(Principal Executive Officer and
				Principal Financial/ Accounting Officer)


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